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                                                                    Exhibit 10.4

                     THIRD AMENDMENT TO AMENDED AND RESTATED
                         AGREEMENT OF SALE AND PURCHASE

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF SALE AND PURCHASE ("Amendment") is being made and entered into as of June 30, 2003, by and between BANK OF AMERICA, N.A. ("Seller") , and FIRST STATES GROUP, L.P. ("Purchaser").

                                   BACKGROUND

     A. Seller and Purchaser have entered into an Amended and Restated Agreement of Sale and Purchase dated April 16, 2003, as amended by a certain First Amendment to Amended and Restated Agreement of Sale and Purchase dated May 16, 2003, and by a certain Second Amendment to Amended and Restated Agreement of Sale and Purchase dated June 25, 2003 (as so amended, the "Agreement") for the sale and purchase of various properties as more particularly described therein;

     B. Seller and Purchaser desire to further amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The foregoing recitals are true and correct and are hereby incorporated as a part of this Amendment. In the event of any conflict between this Amendment and the Agreement, the terms in this Amendment shall prevail and control.

     2. Seller and Purchaser agree to delete from the Agreement the defined term "Approved Closing Costs" and all references thereto, including without limitation, references appearing in the following provisions and Sections:
Section 1, in the definition of "Annual Basic Rent Factor," Section 1, the definition of "Approved Closing Costs," Section 2(b), Section 2(c), Section 4,
Section 6(b), Section 13, Section 19(d) and Section 19(f). Additionally, the parties agree that the Closing Properties and the Agreed Upon Percentage for each Closing Property are as set forth on Exhibit A as appended to this Amendment.

     3. Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

          "4. Purchase Price. The total purchase price ("Purchase Price") of the Properties shall be $769,815,449.00, subject to adjustment as herein provided."

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     4. Section 13 of the Agreement is hereby amended and restated in its entirety as follows:

          "13. Expenses.

          (a) At or prior to Closing, Purchaser shall pay the following closing costs (collectively, "Purchaser's Closing Costs"), and at Closing Seller shall reimburse Purchaser, as a credit against the Purchase Price, an amount equal to one-half (1/2) of all such costs:

               (i) Real estate brokerage commissions payable to Strategic Alliance Realty, LLC ("Purchaser's Broker");

               (ii) Phase I Environmental Study expenses for all Properties;

               (iii) All transfer taxes and recording fees as required by applicable law;

               (iv) Survey expenses for all Properties;

               (v) All title insurance search fees and premiums, and all escrow and closing charges of the settlement or closing agent;

               (vi) Structural and physical inspection expenses for all Properties;

               (vii) All recording fees in connection with the conveyances of the Closing Properties;

               (viii) All out-of-pocket direct expenses incurred by Purchaser, except for expenses incurred directly with any financing obtained by Purchaser; and

               (ix) Miscellaneous expenses incurred by Purchaser and approved in advance by Seller, including, without limitation, Seller's cost of Reimbursing Purchaser for Purchaser's out-of-pocket expenses incurred in connection with Purchaser's due diligence investigations of any removed Property as expressed in
Section 2(b).

Notwithstanding anything to the contrary contained in this Section 13(a), and without inclusion in Purchaser's Closing Costs, Purchaser shall pay Purchaser's legal fees and expenses, appraisal costs and all costs of Purchaser's financing, if any.

          (b) At or prior to Closing, Seller shall pay the following closing costs:

               (i) Real estate brokerage commissions payable to Trammell Crow Corporate Services, Inc. and Jones Lang LaSalle (collectively, "Seller's Broker");

               (ii) All cost and expense of Measurement;

               (iii) All fees and costs paid in connection with the Bank of

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America Corporate Real Estate Proposed Transaction - Consulting Proposal with J
& J Family Investments, LLC;

               (iv) Any recording fees for the satisfaction of any mortgages, liens or judgments affecting any Closing Property; and

               (v) Miscellaneous expenses incurred by Seller.

Notwithstanding the provisions of this Section 13(b) and without contribution from Purchaser, Seller shall also pay (A) expenses and costs for any Phase II and Phase III environmental studies, testing and remediation required in Section 19(b), and (B) Seller's legal fees and expenses."

     5. Exhibits A, B, C, D, E, F, G, K, L, M, N, and P to the Agreement of Sale are appended hereto and incorporated in the Agreement by this reference.

     6. This Amendment shall be governed and construed in accordance with the laws of the State of North Carolina.

     7. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Except as specifically modified herein, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed. A facsimile copy of this Amendment and any signatures thereon shall be considered for all purposes as originals.

          IN WITNESS WHEREOF, the parties have executed this Third Amendment to Amended and Restated Agreement of Sale and Purchase as of the day and year first set forth above.

BANK OF AMERICA, N.A.                       FIRST STATES GROUP, L.P.

                                            By: First States Group, LLC


By                                          By:
  -------------------------------              ---------------------------------
Name:  Michael F. Hord                      Name:  Edward J. Matey Jr.
Title: Associate General Counsel            Title: SVP & General Counsel

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